UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2011

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 10, 2011, Marina Biotech, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), relating to the issuance and sale by the Company of an aggregate of 6,375,000 Units (each, a “Unit”), with each Unit consisting of one share of its common stock (each, a “Share”) and 0.1746 of a warrant, each to purchase one share of its common stock (each, a “Warrant”), at a public offering price of $0.80 per Unit (the “Offering”). The Company expects to receive gross proceeds of approximately $5.1 million from the Offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Warrants are being issued pursuant to a warrant agreement (the “Warrant Agreement”) entered into between the Company and American Stock Transfer & Trust Company, LLC. The Warrants issued in the Offering will generally be exercisable for a period of seven years commencing on February 15, 2011, at an exercise price of $0.80 per share. The exercise price and number of shares of Common Stock issuable on exercise of the Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction. The exercise price and the amount and/or type of property to be issued upon exercise of the Warrants will also be subject to adjustment if the Company engages in a “Fundamental Transaction” (as defined in the Warrant Agreement). The Warrants will not be listed on Nasdaq Global Market or any other exchange and no trading market for the Warrants is expected to develop. A copy of the Warrant Agreement is attached as Exhibit 4.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

The description of the Offering provided herein is qualified in its entirety by reference to the Underwriting Agreement, the Form of Warrant Certificate and the Warrant Agreement, copies of which are filed as exhibits to this report. The Company has filed the Underwriting Agreement, the Form of Warrant Certificate and the Warrant Agreement as required by the rules and regulations of the Securities and Exchange Commission (the “Commission”). The Underwriting Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions thereof and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended to be relied upon by investors and the public. Rather, investors and the public should look to the Company’s filings with the Commission for information regarding the Company.

The Units are being issued pursuant to a prospectus supplement dated February 10, 2011 that is being filed with the Commission pursuant to Rule 424(b) under the Securities Act, as part of a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-168447), including a related prospectus, which was declared effective by the Securities and Exchange Commission on September 30, 2010.

On February 10, 2011, the Company issued a press release announcing the specific terms and conditions of the Offering. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated February 10, 2011 by and between the Company and Roth Capital Partners, LLC.

4.1	Form of Warrant Certificate.

4.2	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC.

5.1	Opinion of Pryor Cashman LLP.

99.1	Press Release dated February 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

February 10, 2011	By:	/s/ Peter S. Garcia
	Name:	Peter S. Garcia
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated February 10, 2011 by and between the Company and Roth Capital Partners, LLC.

4.1	Form of Warrant Certificate.

4.2	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC.

5.1	Opinion of Pryor Cashman LLP.

99.1	Press Release dated February 10, 2011.